provectus
biopharmaceuticals

2022 Annual Shareholder Meeting

Wednesday, June 22nd

Forward-Looking Statements

The information in this presentation may include "forward-looking statements," within the meaning of U.S. securities legislation, relating to the business of Provectus Biopharmaceuticals, Inc. and its affiliates ("Provectus" or "the Company"), which are based on the opinions and estimates of Provectus management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek," "anticipate," "budget," "plan," "continue," "estimate," "expect," "forecast," "goal," "may," "will," "project," "predict," "potential," "targeting," "intend," "could," "might," "should," "believe," and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers and listeners should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this presentation are made as of the date hereof or as of the date specifically specified herein, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Forward-looking statements are subject to risks, uncertainties, and assumptions, many of which relate to factors beyond the Company's control. Risk, uncertainties, and assumptions include those discussed in the Company's filings with the Securities and Exchange Commission, including those described in Item 1A of the Company's:

- Report on Form 10-K for the year ended December 31, 2021, and
- Report on Form 10-Q for the quarter ended March 31, 2022.

2022 Annual Shareholder Meeting Agenda

Part 1: Shareholder Meeting Activities
1. Welcome
2. Introductions
3. Preliminary Matters
4. Order of Business
5. Other Business
6. Report of the Inspector of the Election
7. Conclusion of the Meeting

Part 2: Company Update
A. Opening Remarks
B. Presentation: An Unexpected Journey
C. Q&A
D. Closing Comments

Part 1:
Shareholder Meeting Activities

Shareholder Meeting Activities

1. Welcome

2. Introductions

3. Preliminary Matters

- Inspector of the Election
- Record Date
- Shares Entitled to Notice and Vote
- Quorum
- Reading of the Notice of the Meeting, Affidavit of Mailing, and Minutes
- Stockholders' Proxies
- Stockholders' Ballots

4. Order of Business

Proposal #1: To elect five directors to serve on our Board of Directors

Proposal #2: To conduct an advisory vote to approve the compensation of our named executive officers

Proposal #3: To ratify the selection of Marcum LLP as our independent registered public accounting firm for 2022

Proposal #4: To authorize our Board of Directors to amend our Certificate of Incorporation, as amended by the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series D-1 Convertible Preferred Stock (the "Certificates of Designation"), to effect a reverse stock split of our common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio of between 1-for-10 and 1-for-50, where the ratio would be determined by our Board of Directors at its discretion, and to make corresponding amendments to the Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split

Proposal #5: To authorize our Board of Directors, if and only if Proposal 4 is approved, to amend our Certificate of Incorporation, as amended by the Certificates of Designation, to decrease the number of authorized shares of our common stock and preferred stock by the same reverse stock split ratio determined by our Board of Directors

5. Other Business

6. Report of the Inspector of the Election

7. Conclusion of the Meeting

Part 2:
Company Update

Opening Remarks

Ed Pershing, CPA
Chair, Board of Directors

An Unexpected Journey

Dominic Rodrigues
Vice Chair, Board of Directors

The Company Since PRH*

Biotech Business Function	*Actions and Activities*
Clinical development	• Strategically terminated the Company's prior Phase 3 oncology clinical trial • Continued/initiated 2 "mid-stage" oncology clinical trials; 5 different patient cohorts; monotherapy and combination therapy; superficial and visceral disease; recruited ~135 trial patients+ • Initiated single-patient expanded access programs for cutaneous cancer malignancies • Greenlit the Company's Phase 2 mechanism of action study of inflammatory dermatoses
Regulatory affairs	• Clearer positioning of oncology indications for potential drug approval pathways using existing and current data
Drug discovery	• Sponsored and pro bono research includes/has included 9 medical academic centers; 8 new • Investigation of 10 disease areas; 8 new • Exploration of 6 routes of administration; 4 new
Manufacturing	• Novel assembly and manufacturing of the Company's lead halogenated xanthene (HX) rose bengal sodium (RBS) • Historical commencement of initial modern drug substance (DS) and oncology drug product (DP) candidate lot manufacturing • Further multi-year stability testing of multiple lots of DS and DP • Development and initial manufacturing of the Company's second HX molecule
Intellectual property	• 9 patent estates to date; 7 new • 8 new patent awards and 8 new published applications to date (4 prior key patents)
Business development	• Confidential and introductory discussions with all Top-10 Big Pharma and others
Corporate development	• Approximately $27mm of financing raised; +settlements $s and judgements addressing the prior historical situation • The number of the Company's fully diluted shares of common stock outstanding has decreased

* Collectively, Ed Pershing, Dominic Rodrigues, and Bruce Horowitz. + Includes screen failures.

Provectus: The Leader in Rose Bengal/HX Therapies

Created
1880s–1920s

Rose bengal

- Ghnem
- Nietzki
- Others

Later evolved into HX dyes

Diagnostics
1920s–2000s

Hepatic; Ophthalmic

- Kleefeld (1919)
- Delprat (1920s)
- Sjögren (1939)
- Taplin (1950s)
- Norn, Marsh (1960s–1970s)
- Bracco Diagnostics (1970s-2000s)
- Barnes-Hind (1970s-1980s)
- Others

Pre-Generation Therapeutic
20th century

- Römer: ocular pneumococcal infection (combination therapy) (1914)
- Delprat: liver function (anecdotal "monotherapy") (1920s)
- Ito: tumorigenicity (anecdotal, single-agent, prophylactic, dose-dependent survival) (1980s)

First Generation Therapeutics
2000s–2020s

Routes of Administration
- Intratumoral (ITU)
- Topical

Oncology
- Cutaneous melanoma
- Cancers of the liver

Dermatology
- Inflammatory dermatoses

Next Generation Therapeutics
2020+

Admin
- Expanded ITU
- Oral
- Intranasal
- Others

Diseases
- Oncology
- Hematology
- Virology
- Microbiology
- Ophthalmology
- Animal health
- Others

19th & 20th century material — STOP

GO — **Modern, global, CMC regulatory-capable molecule***

* CMC = chemistry, manufacturing, and control. Phase 3 clinical trial authorizations (CTAs) were garnered by Provectus from the FDA (USA), the TGA (AUS), BfArM (DEU), ANSM (FRA), AIFA (ITA), and COFEPRIS (MEX).

Experiences of the Journey

- Consistent, reproducible, multi-faceted medical science of small molecule rose bengal
  - Platform-capable across multiple, different disease areas and indications
  - Including mechanisms of action; the immunogenicity of the small molecule
- We continue to work towards proof-of-concept systemic administration of the Company's lead HX
  - Systemic administration, particularly oral, is very important to the pharmaceutical industry and critical to value recognition by the market
  - Multiple *in vivo* proofs-of-concept in oncology
  - Systemic delivery facilitates the investigation of other disease areas
- We believe that the potential number and total size of addressable markets may be much larger than we initially expected
  - Requires us to constantly maintain focus, intelligently prioritize, and execute prudently and efficiently
  - We believe that this additional drug product candidate and target pipeline increases the Company's potential option value
- Manufacturing
  - The greatest historical Company achievement, in our view: The modernization of the Company's lead HX small molecule as a 21st-century molecular entity, a DS, and existing and future DPs
  - We are working toward analytically and regulatorily defining that the Company's rose bengal is a proprietary molecule, and that commercial or "off-the-shelf" material is a drug development dead-end
  - We will try to push the already-high thresholds of manufacturing purity (i.e., dye content; lack of impurities) and purification (i.e., lack of contaminants) higher
- Fundraising has been a distinct challenge

Current Outlook

- The Company’s present 3-prong business strategy and plan is oncology-driven:
  - Potentially seek regulatory pathways-to-approval with existing clinical data for intralesional (IL) PV-10 for in-transit melanoma (ITM) and neuroendocrine tumors (NET) metastatic to the liver (mNET)
  - Potentially initiate new IL PV-10 trials that further demonstrate PV-10’s strengths, such as monotherapy PV-10 neoadjuvant-to breast conservation surgery and PV-10 + chemotherapy combination therapy for pancreatic cancer metastatic to the liver, where interim analyses can serve as catalysts and market events
  - Try to achieve proof-of-concept for oral PV-10 as a treatment for high-risk and refractory adult solid tumor cancers, with its inherent immune and other mechanisms already shown in IL PV-10 clinical work
- Regulatory
  - Control what we can control
    - We believe that the Company’s existing and current clinical data of monotherapy IL PV-10 for the treatment of ITM and mNET potentially support appropriate drug approval pathways; we will provide updates if and when material regulatory steps are achieved; our goal is to commercialize these indications ourselves
    - We believe that successful achievement of directional regulatory consensus can potentially facilitate co-development relationships with commercial-stage pharmaceutical companies for oncology combination therapies
  - In-the-pipeline
    - We believe that current preclinical data and ongoing preclinical research potentially support pre-Investigational New Drug (IND) meetings with the FDA and, eventually, IND submissions for multiple different diseases areas and indications
    - We require, however, sustainable financing to properly and sufficiently advance these efforts

Current Outlook *(cont'd/2)*

- Clinical development
  - We believe that the Company's existing and current clinical (and, in some cases, additional constructive preclinical data) potentially support IL PV-10's key role in the treatments of superficial malignancies, such as cancers of the skin, head and neck cancer, and breast cancer, and of visceral hepatic tumors, like uveal melanoma (UM) metastatic to the liver (mUM) and pancreatic cancer metastatic to the liver
  - We believe that IL PV-10's role can potentially be as a monotherapy or, particularly from a pharmaceutical industry-oriented and commercial market perspective, in combination with immune checkpoint blockade
- Drug discovery/Preclinical research
  - Continued growth of additional option value from the drug product candidate and target pipeline
    - In collaboration with independent researchers, we have dramatically expanded the applicability of the Company's medical science platform outside of the IL monotherapy treatment of melanoma, a nearly all-encompassing historical focus
    - We believe that the achievement of a regulatory recognition event can potentially drive awareness of this added fundamental value
- Manufacturing & Intellectual property
  - We believe that one of the greatest historical Company achievements is the modernization of rose bengal as a viable small molecule and DS for registration-oriented drug development and regulatory approval
  - We continue to build potential, multi-faceted, quantitatively-objective, intellectual property moats, both deep and wide, around the Company's medical science platform
- Corporate development
  - Sustainable financing for the Company's clinical development, drug discovery, and business operational efforts and requirements is a must
  - We believe that a reverse stock split, reduction in authorized shares by the same ratio, and a possible up-list onto a major stock exchange (if we meet the requirements; e.g., NASDAQ) would continue our work to potentially complete the business turnaround of Provectus

2021-2022 Presentations, Publications, Patents, and Other Company Achievements*

1. *August 2021.* The U.S. Patent and Trademark Office (USPTO) published the application "Composition and Method for Oral Treatment of Leukemia" (2021/0236418 A1); *2.* Contained newly disclosed preclinical data.
3. *September.* Data from an ongoing clinical trial of PV-10 for the treatment of mNET refractory to somatostatin analogs (SSAs) and peptide receptor radionuclide therapy (PRRT) (NCT02693067) were presented at the 2021 European Society for Medical Oncology Congress: "Phase I study of hepatic intralesional rose bengal disodium (PV10), an autolytic immunotherapy, in metastatic neuroendocrine neoplasms."
4. *September.* The USPTO published the application "Treatment of Solid Cancerous Tumors by Oral Administration of a Halogenated Xanthene" (2021/0299055 A1); *5.* Contained newly disclosed preclinical data.
6. *September.* The USPTO published the application "Novel Uses of Halogenated Xanthenes in Oncology and Virology" (2021/0299083 A1); *7.* Contained newly disclosed preclinical data.
8. *October.* Data from an ongoing clinical trial of PV-10 in combination with Keytruda® (pembrolizumab) for the treatment of advanced cutaneous melanoma in patients refractory to immune checkpoint blockade (NCT02557321) were presented at the 2021 Society for Melanoma Research (SMR) Virtual Congress: "PV-10 and anti-PD-1 in cutaneous melanoma refractory to checkpoint blockade."
9. *October.* Results from a meta-analysis of Phase 2 and 3 clinical trials (NCT00521053 and NCT02288897, respectively) and the Company's expanded access program (NCT01260779) of PV-10 for the treatment of Stage III cutaneous melanoma were presented at the SMR Virtual Congress: "Lesion-Level Response to Single-Agent PV-10 in Stage III Cutaneous Melanoma."
10. *October.* The USPTO published the application entitled "In Vitro and Xenograft Anti-Tumor Activity of a Halogenated-Xanthene Against Refractory Pediatric Solid Tumors" (2022/0308091 A1).

* Since the 2021 Annual Stockholder Meeting.

2021-2022 Presentations, Publications, Patents, and Other Company Achievements* *(cont'd/2)*

11. *January 2022.* Preclinical research on the Company's pharmaceutical-grade rose bengal against Gram-positive bacteria was published in *Molecules*: "Antibacterial Activity of Pharmaceutical-Grade Rose Bengal: An Application of a Synthetic Dye in Antibacterial Therapies."

12. *January.* The USPTO published the application "Combination Of Local And Systemic Immunomodulative Therapies For Enhanced Treatment of Cancer" (2022/0008534 A1).

13. *January.* The USPTO published the application "Halogenated Xanthenes as Vaccine Adjuvants" (US 2022/0016242 A1); *14.* Contained newly disclosed preclinical data.

15. *February.* Data from an ongoing clinical trial of PV-10 for the treatment of mNET refractory to SSAs and PRRT (NCT02693067) were presented at the 2022 European Neuroendocrine Tumor Society annual conference: "Phase 1 study of Intralesional (IL) rose bengal (PV-10), an investigational autolytic immunotherapy."

16. *March.* A second HX was successfully developed, adding to lead, clinical-stage HX rose bengal sodium; the molecular name of the newly synthesized HX is 4,5,6,7-tetrabromo-3′,6′-dihydroxy-2′,4′,5′,7′-tetraiodo-3H-spiro[isobenz- ofuran-1,9′-xanthen]-3-one; *17.* It was successfully manufactured.

18. *April.* Preclinical data on systemic administration of PV-10 for the treatment of high-risk and refractory adult solid tumor cancers were presented at the 2022 American Association for Cancer Research annual meeting: "Identification and In Vivo Validation of Unique Anti-Oncogenic Properties and Mechanisms Involving Protein Kinase Signalling and Autophagy Mediated by the Investigational New Agent PV-10."

19. *April.* Aru Narendran, MD, PhD was added to the Company's Scientific Advisory Board; Dr. Narendran is a professor in the departments of Pediatrics, Oncology, and Biochemistry & Molecular Biology at the University of Calgary's Cumming School of Medicine (Calgary, Alberta, Canada).

* Since the 2021 Annual Stockholder Meeting.

2021-2022 Presentations, Publications, Patents, and Other Company Achievements* *(cont'd/3)*

- 20. *April.* The USPTO allowed application 16/688,319, "Composition and Method for Treating Hematologic Cancers;" this allowance will be the first patent award in hematology.
- 21. *May.* The USPTO allowed application 16/204,832, "Combination of local and systemic therapies for enhanced treatment of dermatologic conditions;" this allowance will be the first patent award in dermatology.
- 22. *June.* Data from an ongoing clinical trial of PV-10 for the treatment of mUM were presented at the 2022 American Society of Clinical Oncology (ASCO) annual meeting: "Metabolic complete responses in metastatic uveal melanoma patients treated with image-guided injection of PV-10."
- 23. *June.* Data from an ongoing clinical trial of PV-10 for the treatment of mUM were presented at the 2022 International Society of Ocular Oncology (ISOO) Congress: "A phase 1 study of percutaneous autolytic rose bengal disodium for metastatic uveal melanoma patients with hepatic metastases."+
- 24. *June.* Data from an ongoing clinical trial of PV-10 for the treatment of mUM were presented at the ISOO Congress: "Metabolic complete responses (mCR) in metastatic uveal melanoma (mUM) patients treated with image-guided injection (IGI) of PV-10."+

Category	*Amount*	
Intellectual property	8	
Clinical development	7	
Preclinical research	6	
Corporate development	1	
Drug discovery	1	*Total*
Manufacturing	1	24

* Since the 2021 Annual Stockholder Meeting. + Presentations were not available at this time. Please see the Company's Press Releases webpage.

Q&A

Board of Directors

Closing Comments

Bruce Horowitz
Chief Operating Officer and Member, Board of Directors